Exhibit 99.1

COLLECTIVE GROWTH CORPORATION ANNOUNCES PRICING OF $150 MILLION INITIAL PUBLIC OFFERING

Austin, TX, April 30, 2020 (GLOBE NEWSWIRE) -- Collective Growth Corporation (Nasdaq: CGROU) (the “Company”) announced today that it priced its initial public offering of 15,000,000 units at $10.00 per unit. The units will commence trading May 1, 2020 on the Nasdaq Capital Market under the symbol “CGROU”.  Each unit consists of one share of the Company’s Class A common stock (“Class A Common Stock”) and one-half of one redeemable warrant (“Warrant”) with each whole Warrant entitling the holder to purchase one share of Class A Common Stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A Common Stock and Warrants are expected to be traded on the Nasdaq Capital Market under the symbols “CGRO”, and “CGROW”, respectively.  No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

The underwriters have been granted a 45-day option to purchase up to an additional 2,250,000 units offered by the Company to cover over-allotments, if any.

The offering is expected to close on or about May 5, 2020, subject to customary closing conditions.

Cantor Fitzgerald & Co. is acting as the sole book-running manager of the offering.

A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission on April 30, 2020. The offering is being made only by means of a prospectus, copies of which may be obtained by contacting Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Avenue, 5th Floor New York, New York 10022; Email: prospectus@cantor.com. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Collective Growth Corporation

Collective Growth Corporation is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although the Company initially intends to focus on target businesses operating in the Federally permissible cannabinoid industry which are compliant with all applicable laws and regulations within the jurisdictions in which they are located or operate. In particular, the Company will not invest in or consummate a business combination with a target business that the Company determines has been operating, or whose business plan is to operate, in violation of U.S. federal laws, including the U.S. Controlled Substances Act.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including with respect to the initial public offering and the anticipated use of the proceeds thereof, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements, including those set forth in the risk factors section of the prospectus used in connection with the Company’s initial public offering.  No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact:

Wilson Kello

info@collectivegrowthcorp.com